[PULASKI FINANCIAL CORP. LOGO]


FOR IMMEDIATE RELEASE

              PULASKI FINANCIAL TO HOST Q2 RESULTS CONFERENCE CALL
                       & WEBCAST ON APRIL 25 AT 11 AM EDT


ST. LOUIS, APRIL 19, 2005--Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its fiscal 2005 second-quarter results conference call on Monday, April 25, at 11 a.m. EST. Results are scheduled to be released before the market opens that day.

         AUDIO
         Dial in number: 877-407-9039
         Note: Participants should dial in a few minutes prior to start time.

         WEBCAST
         Website link:  http://www.viavid.net/detailpage.aspx?sid=000024C5
         Live then archived for 3 months

         REPLAY
         Dial in number: 877-660-6853
         Account: 3055
         Conference ID: 149037
         Available until May 9, 2005


Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and comparative data.